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                                                                    EXHIBIT 24.2

         KNOW ALL PERSONS BY THESE PRESENTS, that A. Keith Willard hereby constitutes and appoints William D. Johnston and Russell H. Plumb, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and additions to the Post Effective Amendment No. 2 to the Registration Statement on Form S-1 on Form S-3, File No. 333-121149 of Inhibitex, Inc., and any subsequent registration statements pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

June 24, 2005                           /s/ A. Keith Willard
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Date                                    A. Keith Willard